EXHIBIT 99.1
                                                                    ------------

                    [LOGO UNIVERSAL AMERICAN FINANCIAL CORP]


FOR IMMEDIATE RELEASE


                   UNIVERSAL AMERICAN FINANCIAL CORP. REPORTS
                          RECORD THIRD QUARTER RESULTS
--------------------------------------------------------------------------------

Rye Brook, NY - November 3, 2004 - Universal American Financial Corp. (NASDAQ National Market: UHCO) ("Universal American") today announced record results for the quarter ended September 30, 2004.

THIRD QUARTER 2004 COMPARED TO THIRD QUARTER 2003

         Universal American reported net income of $19.5 million for the third quarter of 2004, a 71% increase over the $11.4 million reported last year. We earned $.34 per diluted share, an increase of 62% over the $.21 reported for the third quarter of 2003. Results for the third quarter of 2004 include the results of operations of Heritage Health Systems, Inc. ("Heritage") for the entire quarter.

         Net income for the third quarter of 2004 included after-tax realized investment gains of $3.6 million, or $.06 per diluted share. Net income for the third quarter of 2003 included after-tax realized investment gains of $0.4 million, or approximately $.01 per diluted share.

         Total revenues for the third quarter of 2004 increased 46% to $203.7 million. Direct and assumed premiums for the third quarter of 2004 increased 28% to $240.8 million and net premiums for the third quarter increased 47% to $178.1 million, compared to the third quarter of 2003.

         Return on equity (excluding FAS 115) for the third quarter 2004 was 22.5% which includes 410 basis points that resulted from capital gains realized in the third quarter of 2004 (see Non-GAAP Financial Measures Information supplementing the Financial Data at the end of this press release).



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Universal American Financial Corp.                                       Page 2
November 3, 2004


NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2003

         Our reported net income for the nine months ended September 30, 2004 was $46.5 million, a 55% increase over the $30.0 million reported last year. We earned $.82 per diluted share, an increase of 49% over the $.55 reported for the comparable period of 2003.

         Net income for the nine months ended September 30, 2004 included after-tax realized investment gains of $6.0 million, or $.10 per diluted share. Net income for the nine months ended September 30, 2003 included after-tax realized investment gains of $1.3 million, or $.02 per diluted share, and an after-tax charge of $1.2 million, or $.02 per diluted share, relating to the expensing of unamortized deferred fees on the loan that was repaid in order to finance the Pyramid acquisition in March 2003.

         Total revenues for the nine months ended September 30, 2004 increased 41% to $528.8 million. Direct and assumed premiums for the nine months ended September 30, 2004 increased 22% to $651.4 million and net premiums increased 44% to $460.8 million, compared to the nine months ended September 30, 2003.

         Return on equity (excluding FAS 115) for the nine months ended September 30, 2004 was 18.7%, which includes 250 basis points that resulted from capital gains realized during that period (see Non-GAAP Financial Measures Information supplementing the Financial Data at the end of this press release).

Balance Sheet Data

         Stockholders' equity as of September 30, 2004 was $395.7 million, or $7.19 per common share, compared to $345.7 million, or $6.41 per common share, at December 31, 2003.

         Excluding the effect of FAS 115, which includes the net unrealized appreciation of the company's investment portfolio, stockholders' equity was $357.3 million and fully diluted book value per common share was $6.36, a 20% increase since September 30, 2003 (see Non-GAAP Financial Measures Information supplementing the Financial Data at the end of this press release). Over the last five years, fully diluted book value per share, excluding the effect of FAS 115, has grown at a compounded rate of 16.5%.


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Universal American Financial Corp.                                       Page 3
November 3, 2004


MANAGEMENT COMMENTS

         Richard Barasch, chairman and CEO of Universal American, commented, "The third quarter of 2004 was an exceptionally strong quarter for our company. Over the past several years we have built our company through a combination of consistent internal growth and opportunistic acquisitions. Both of these core corporate attributes were clearly in evidence this quarter. A significant driver of our increased overall profitability was the addition of Heritage Health Systems for a full quarter; however, we also experienced core growth of 18% in revenues and 27% in profits from our existing businesses as compared to the third quarter of last year.

         "We are also very pleased with our strategic position in the senior market. As this market grows, and as more individuals within this demographic segment seek indemnity and managed care products to supplement basic Medicare health coverage, our company is well-positioned to offer the products that are needed.

         CAREER AGENCY

         "The Career Agency division continued its excellent performance, with solid contributions coming from the growth of our senior market business in the U.S. and the self-employed business in the U.S. and Canada. Revenues increased 7% to $77.3 million and pre-tax income increased 19% to $15.8 million compared to the third quarter of 2003. Pre-tax income for the third quarter of 2004 included a non-recurring reduction in reserves in the amount of CAD$1.8 million (U.S.$1.3 million), which was identified during a review of reserves in connection with a conversion of the actuarial system. Absent this one-time benefit, pre-tax income increased by 9%.

         "The Senior Solutions program is a key part of our efforts to increase senior market sales. We continue to emphasize agent recruiting and new office expansion, and we have begun to see the results in new sales. Sales of senior market products by the Career agents improved 23%, including the successful introduction of Heritage managed care products in the Houston area. Thus far this year, we have designated 51 existing offices of Pennsylvania Life as Senior Solutions Service Centers ("SSSC's") in addition to the 30 SSSC's of Pyramid Life previously designated and opened 22 SSSC's in new locations. We anticipate further improvement in senior market sales from this activity.


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Universal American Financial Corp.                                       Page 4
November 3, 2004


         "We also had strong performance from our self-employed business. Even though our sales in this part of the Career segment have been slower than last year, better loss ratios and an increase in the value of the Canadian dollar have helped our results.

         SENIOR MARKET BROKERAGE

         "In the Senior Market Brokerage segment, revenues rose by 21% to $78.3 million, as compared to the third quarter of 2003, resulting from a combination of new sales, rate increases and increased retention of new business. However, pre-tax income for the third quarter was approximately the same as last year, largely because of a $1.4 million increase in reserves resulting from an actuarial study on the runoff block of Florida home healthcare business. Absent this reserve increase, which we believe is non-recurring, pre-tax income increased by 39% over the third quarter of 2003. The increase in this profitability compared to the third quarter of 2003 was driven by higher revenues and maintaining a favorable 67.5% loss ratio in our Medicare supplement business.

         ADMINISTRATIVE SERVICES

         "CHCS Services, one of the country's leading senior market third-party administrators, continued its important contribution to the profitability and cash flow of our company. Revenues for the third quarter of 2004 increased by 17% to $14.1 million, as compared to the third quarter of 2003, and pre-tax income increased 7% to $3.1 million. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the third quarter of 2004 increased 6% to $3.6 million, compared to the third quarter of 2003 (see Non-GAAP Financial Measures Information supplementing the Financial Data at the end of this press release).





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Universal American Financial Corp.                                       Page 5
November 3, 2004


         MEDICARE ADVANTAGE

         "Driven by the acquisition of Heritage Health Systems, Inc. which was completed on May 28, 2004, our Medicare Advantage segment generated EBITDA of $6.0 million and pre-tax income of $4.9 million for the third quarter of 2004 on revenues of $39.5 million (see Non-GAAP Financial Measures Information supplementing the Financial Data at the end of this press release). In the 4 months since the closing, Heritage has added 2,033 new members, bringing the enrollment up to more than 18,200 as of November 1, 2004. Annualized revenues are now $159 million, a 39% increase since the end of 2003.

         "In addition, we began to market a Medicare Advantage private fee-for-service plan in upstate New York, and are pleased with the initial market acceptance of this product. In the first three months of operation, we have enrolled approximately 1,000 members in this program, resulting in $6.5 million of annualized revenue.

         INVESTMENT PORTFOLIO

         "Our investment portfolio, now totaling approximately $1.2 billion, remains sound with over 99% of the portfolio invested in debt securities rated investment grade by at least one of the rating agencies. As of the end of the third quarter, our bonds were worth $54 million more than our cost. We have realized $9.3 million in capital gains during the nine months ended September 30, 2004, including $5.5 million during the third quarter. As rates dropped at various points during the year, we took advantage of market conditions to realize capital gains to make efficient use of our tax capital loss carryforwards."

CONFERENCE CALL

         Universal American will host a conference call at 10 am Eastern Time on Thursday, November 4, 2004 to discuss the third quarter results and other corporate developments. Interested parties may participate in the call by dialing 913-905-3173. Please call in 10 minutes before the scheduled time and ask for the Universal American call. This conference call will also be webcast live over the Internet and can be accessed at Universal American's website at WWW.UAFC.COM. To listen to the live call, please go to the website at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 60 days.


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Universal American Financial Corp.                                       Page 6
November 3, 2004


            Prior to the conference call, Universal American will make available on its website supplemental financial data in connection with its quarterly earnings release. This supplemental financial data can be accessed at www.uafc.com (under the heading "Investor Relations; Financial Reports").

ABOUT UNIVERSAL AMERICAN FINANCIAL CORP.

         Universal American Financial Corp. is a specialty health and life insurance holding company, with an emphasis on providing a broad array of health insurance and managed care products and services to the growing senior population. Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index. For more information on Universal American, please visit our website at www.uafc.com.

         Except for the historical information contained above, this document and oral statements made from time to time by our representatitives may contain some forward looking statements, including statements related to 2004 operating results, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risk factors are listed from time to time in Universal American's SEC reports.

                               (Tables to follow)



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Universal American Financial Corp.                                       Page 7
November 3, 2004


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      In millions, except per share amounts
                                   (Unaudited)

                                                              Three Months Ended                  Nine Months Ended
                                                                 September 30,                      September 30,
Consolidated Results                                        2004              2003             2004              2003
--------------------                                        ----              ----             ----              ----
Direct and assumed premiums                            $    240.8      $      188.2      $     651.4       $     535.5
                                                          =========        ==========       ==========        ==========

Net premiums and policyholder fees                     $    178.1       $     121.5      $     460.8       $     319.3
Net investment income                                        16.4              15.1             48.6              44.9
Other income                                                  3.7               2.6             10.1               9.7
Realized gains                                                5.5               0.6              9.3               1.9
                                                          ---------        ----------       ----------        ----------
      Total revenue                                         203.7             139.8            528.8             375.8
                                                          ---------        ----------       ----------        ----------

Policyholder benefits                                       121.8              82.3            316.0             221.3
Interest credited to policyholders                            4.7               4.3             13.2              11.1
Change in deferred acquisition costs                        (16.3)            (15.1)           (47.5)            (34.4)
Amortization of present value of future profits               1.8               1.0              3.7               2.2
 Commissions and general expenses, net of
       allowances                                            62.4              49.6            173.0             127.8
 Amortization of deferred loan fees relating to
   refinancing of credit facility                             -                 -                -                 1.8
      Total benefits and expenses                           174.4             122.1            458.4             329.8
                                                          ---------        ----------       ----------        ----------

      Income before income taxes                             29.3              17.7             70.4              46.0

Income taxes, excluding capital gains                        (7.9)             (6.1)           (20.7)            (16.0)
Income taxes on capital gains (2)                            (1.9)             (0.2)            (3.2)             (0.6)
Income tax benefit on early  extinguishment of debt (2)       -                 -                -                 0.6
                                                          ---------        ----------       ----------        ----------

Total income taxes (1)                                       (9.8)             (6.3)           (23.9)            (16.0)
                                                          ---------        ----------       ----------        ----------

Net income                                             $     19.5      $     11.4        $      46.5      $       30.0
                                                          =========        ==========       ==========        ==========

Per Share Data (Diluted)

      Net income                                       $     0.34      $     0.21        $       0.82     $        0.55
                                                          =========        ==========       ==========        ==========

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Universal American Financial Corp.                                       Page 8
November 3, 2008


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      In millions, except per share amounts
                                   (Unaudited)

                                                      Three Months Ended                       Nine Months Ended
                                                         September 30,                           September 30,
Income Before Taxes by Segment                     2004                2003                2004               2003
------------------------------                     ----                ----                ----               ----
Career Agency                                $       15.8       $     13.3            $    42.1         $       32.5
Senior Market Brokerage                               3.5              3.5                 12.4                 11.9
Medicare Advantage(5)                                 4.9               -                   5.8                  -
Administrative Services                               3.1              2.9                  9.6                  8.1

Corporate                                            (3.5)            (2.6)                (8.7)                (8.4)

Realized gains                                        5.5              0.6                  9.3                  1.9
                                                ------------       -------------         ----------        ------------

        Income before income taxes           $       29.3       $     17.7            $    70.4         $       46.0
                                                ============       =============         ==========        ============

Balance Sheet Data                                               September 30, 2004     December 31, 2003
-------------------------------------------------------------    ------------------     -----------------
Total Cash and Investments                                            $  1,325.8             $  1,286.5
Total Assets                                                          $  1,960.5             $  1,780.9
Total Policyholder Related Liabilities                                $  1,318.4             $  1,251.1
Total Outstanding Bank Debt                                           $    102.4             $     38.2
Other Long Term Debt                                                  $     75.0             $     75.0
Total Stockholders' Equity                                            $    395.7             $    345.7
Book Value per Common Share                                           $     7.19             $     6.41
Diluted Weighted Average Shares Outstanding-Year to Date                    56.4                   55.0

Non-GAAP Financial Measures *
-----------------------------
Total Stockholders' Equity (excluding FAS 115) *                      $    357.3             $    305.9
Diluted Book Value per Common Share (excluding FAS 115) *             $     6.36             $     5.55
(3)
Debt to Total Capital Ratio * (4)                                           19.2%                   9.1%

* Non-GAAP Financial Measures - See supplemental tables on the following pages of this release for a reconciliation of these items to financial measures calculated under accounting principles generally accepted in the United States (GAAP).

(1) The overall effective tax rate for the quarter ended September 30, 2004 was 33.4% and was 35.5% for the same quarter of 2003. The overall effective tax rate for the nine months ended September 30, 2004 was 34.0% and was 34.9% for the same period of 2003.

(2) Tax on realized capital gains and other non-recurring items is based on a 35.0% effective tax rate for all periods.

(3) Diluted book value per common share (excluding FAS 115) represents Total Stockholders' Equity, excluding accumulated other comprehensive income ("FAS 115"), plus assumed proceeds from the exercise of vested options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested options.

(4) The Debt to Total Capital Ratio is calculated as the ratio of the Total Outstanding Bank Debt to the sum of Stockholders' Equity (excluding FAS
     115) plus Total Outstanding Bank Debt plus Trust Preferred Securities.

(5) In connection with the acquisition of Heritage Health Systems, Inc. on May 28, 2004, we added a new segment, Medicare Advantage. This segment includes the operations of Heritage, as well as the private fee-for-service plan recently introduced in New York by our existing insurance subsidiaries.


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Universal American Financial Corp.                                       Page 9
November 3, 2008


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                           NON-GAAP FINANCIAL MEASURES
                      In millions, except per share amounts
                                   (Unaudited)


Universal American uses certain non-GAAP financial measures to evaluate the company's performance for the periods presented in this press release. These measures should not be considered an alternative to measurements required by GAAP. Because Universal American's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Universal American's non-GAAP financial measures to those of other companies. The key non-GAAP measures presented in our press release, including reconciliation to GAAP measures, are presented below.

TOTAL STOCKHOLDERS' EQUITY (EXCLUDING FAS 115)

                                                                SEPTEMBER 30, 2004       DECEMBER 31, 2003
                                                                ------------------       -----------------
Total stockholders' equity                                      $       395.7            $       345.7
Less:  Accumulated other comprehensive income                           (38.4)                   (39.8)
                                                                 -----------------        ----------------

        TOTAL STOCKHOLDERS' EQUITY (EXCLUDING FAS 115)          $       357.3            $       305.9
                                                                 =================        ================

Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating growth in equity on both an absolute dollar basis and on a per share basis, as well as in evaluating the ratios of debt to total capitalization. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.

DILUTED BOOK VALUE PER COMMON SHARE
 (EXCLUDING FAS 115)

                                                                    SEPTEMBER 30, 2004       DECEMBER 31, 2003
                                                                    ------------------       -----------------
Total stockholders' equity                                         $       395.7            $      345.7
Proceeds from assumed exercises of vested options                           16.0                    15.2
                                                                      ----------------        ----------------
                                                                           411.7                   360.9
                                                                      ================        ================
Diluted common shares outstanding                                           58.7                    57.9
                                                                      ================        ================

        DILUTED BOOK VALUE PER COMMON SHARE                        $        7.02            $       6.23
                                                                      ================        ================

Total stockholders' equity (excluding FAS 115)                     $       357.3            $      305.9
Proceeds from assumed exercises of vested options                           16.0                    15.2
                                                                      ----------------        ----------------
                                                                           373.3                   321.1
                                                                      ================        ================
Diluted common shares outstanding                                           58.7                    57.9
                                                                      ================        ================

        DILUTED BOOK VALUE PER COMMON SHARE (EXCLUDING FAS 115)    $        6.36             $      5.55
                                                                      ================        ================

As noted above, Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating growth in equity on a per share basis. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.


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Universal American Financial Corp.                                       Page 10
November 3, 2008


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                           NON-GAAP FINANCIAL MEASURES
                                   In millions
                                   (Unaudited)

DEBT TO TOTAL CAPITAL RATIO
                                                                     SEPTEMBER 30, 2004       DECEMBER 31, 2003
                                                                     ------------------       -----------------
Total outstanding bank debt                                        $       102.4           $        38.2
                                                                      ================        ================

Total stockholders' equity                                         $       395.7           $       345.7
Total outstanding bank debt                                                102.4                    38.2
Total outstanding trust preferred securities                                75.0                    75.0
                                                                      ----------------        ----------------
   Total Capital                                                   $       573.1           $       458.9
                                                                      ================        ================

        Debt to Total Capital Ratio                                         17.9%                    8.3%
                                                                      ================        ================

Total stockholders' equity (excluding FAS 115)                     $       357.3           $       305.9
Total outstanding bank debt                                                102.4                    38.2
Total outstanding trust preferred securities                                75.0                    75.0
                                                                      ----------------        ----------------
   Total Capital                                                   $       534.7           $       419.1
                                                                      ================        ================

        Debt to Total Capital Ratio                                         19.2%                   9.1%
                                                                      ================        ================

As noted above, Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating the ratio of debt to total capital. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.


RETURN ON EQUITY
                                                                    Three months ended        Nine months ended
                                                                    September 30, 2004        September 30, 2004
                                                                    ------------------        ------------------
Net Income                                                         $       19.5            $         46.5
                                                                      ================        ===================

Total stockholders' equity:
     Beginning of period                                           $       356.6           $        345.7
     End of period                                                         395.7                    395.7
                                                                      ----------------        -------------------
   Average stockholders' equity                                    $       376.2           $        370.7
                                                                      ================        ===================

        Return on Equity                                                   20.7%                    16.7%
                                                                      ================        ===================

Total stockholders' equity (excluding FAS 115):
     Beginning of period                                           $       336.1           $        305.9
     End of period                                                         357.3                    357.3
                                                                      ----------------        -------------------
   Average stockholders' equity (excluding FAS 115)                $       346.7           $        331.6
                                                                      ================        ===================

        Return on Equity (excluding FAS 115)                               22.5%                    18.7%
                                                                      ================        ===================

As noted above, Universal American uses total stockholders' equity (excluding FAS 115), as a basis for evaluating return on equity. We believe that fluctuations in stockholders' equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the core performance of Universal American's business operations.


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Universal American Financial Corp.                                       Page 11
November 3, 2008


               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                           NON-GAAP FINANCIAL MEASURES
                                   In millions
                                   (Unaudited)


ADMINISTRATIVE SERVICES EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
AMORTIZATION ("EBITDA")

                                                                    Three months ended        Nine months ended
                                                                    September 30, 2004        September 30, 2004
                                                                    ------------------        ------------------
Administrative Services pre-tax income                             $        3.1            $        9.6
Depreciation, amortization and interest                                     0.5                     1.6
                                                                      ----------------        ----------------
       Earnings before interest, taxes,
          depreciation and amortization                            $        3.6            $       11.2
                                                                      ================        ================

In addition to pre-tax income, we also evaluate the results of our Administrative Services segment based on EBITDA. EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies. It is also a measure that is included in the fixed charge ratio required by the covenants for our outstanding bank debt. Accordingly, these groups use EBITDA, along with other measures, to estimate the value of a company and evaluate Universal American's ability to meet its debt service requirements. While we consider EBITDA to be an important measure of comparative operating performance, it should not be construed as an alternative to pre-tax income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles).

MEDICARE ADVANTAGE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
AMORTIZATION ("EBITDA")

                                                      Three months ended      Nine months ended
                                                      September 30, 2004      September 30, 2004
                                                      ------------------      ------------------
Medicare Advantage pre-tax income                    $        4.9            $        5.8
Depreciation, amortization and interest                       1.1                     1.3
                                                        ----------------        ----------------
       Earnings before interest, taxes,
          depreciation and amortization              $        6.0            $        7.1
                                                        ================        ================

* Heritage was acquired on May 28, 2004. Its results prior to acquisition are not included in our consolidated results.

In addition to pre-tax income, we also evaluate the results of our Medicare Advantage segment based on EBITDA. EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies. It is also a measure that is included in the fixed charge ratio required by the covenants for our outstanding bank debt. Accordingly, these groups use EBITDA, along with other measures, to estimate the value of a company and evaluate Universal American's ability to meet its debt service requirements. While we consider EBITDA to be an important measure of comparative operating performance, it should not be construed as an alternative to pre-tax income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles).

                                 #### #### ####


CONTACT:                           - OR-            INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein                                 The Equity Group Inc.
Executive Vice President &                          www.theequitygroup.com
Chief Financial Officer (914) 934-8820              Linda Latman (212) 836-9609